EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of references to our name and to our letter dated February 12, 2020 relating to our audit of California Resources Corporation’s 2019 oil and gas proved reserves.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons
By:
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 3, 2021